Exhibit 99.3

LENDER PROCESSING SERVICES, INC.

601 RIVERSIDE AVENUE

JACKSONVILLE, FL 32204

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

The undersigned directs that the undersigned’s proxy be voted as follows:		For	Against	Abstain

1	To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of May 28, 2013, as may be amended from time to time, among Fidelity National Financial, Inc., Lion Merger Sub, Inc., a subsidiary of Fidelity National Financial, Inc., and Lender Processing Services, Inc.	☐	☐	☐

2	To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Lender Processing Services, Inc.’s named executive officers in connection with the completion of the merger.	☐	☐	☐

3	To consider and vote on a proposal to adjourn the Lender Processing Services, Inc. special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve proposal no. 1.	☐	☐	☐

NOTE: This proxy will be voted as specified above. If no specification is made, this proxy will be voted “FOR” proposals 1,2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting of stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

You can Submit your proxy in one of three ways:

1. Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call

or

2. Submit your proxy by Internet at our Internet Address: www.proxyvote.com

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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LENDER PROCESSING SERVICES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD DECEMBER 19, 2013 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints the President and Chief Executive Officer and the General Counsel and Corporate Secretary of Lender Processing Services, Inc. (the “Company”), and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held of record by the undersigned as of the close of business on October 29, 2013, at the special meeting of stockholders to be held at 10:00 a.m., local time, at the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204 on December 19, 2013, or any adjournment or postponement thereof.

This instruction and proxy card is also solicited by the Board of Directors of the Company for use at the special meeting of stockholders on December 19, 2013, at 10:00 a.m., local time, or any adjournment or postponement thereof, from persons who participate in the Lender Processing Services, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”).

By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank, N.A., Trustee for the 401(k) Plan, to exercise the voting rights relating to any shares of common stock of Lender Processing Services, Inc. allocable to his or her account(s) as of the close of business on October 29, 2013. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Lender Processing Services, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717). All voting instructions for shares in the 401(k) Plan, whether voted by mail, telephone or internet, must be received by 11:59 PM on December 16, 2013. The Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

Continued and to be signed on reverse side